Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 6, 2015, with respect to the financial statements and internal control over financial reporting included in the Annual Report of NVE Corporation on Form 10-K for the year ended March 31, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statements of NVE Corporation on Form S-8 (File No. 333-65560).

/s/ Grant Thornton LLP

Minneapolis, Minnesota
May 6, 2015